EXHIBIT
4.4

                                FORM OF
                      FIXED RATE MEDIUM-TERM NOTE

                            [FACE OF NOTE]


THIS NOTE IS A GOLBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
(1)

REGISTERED          CUSIP No.:          PRINCIPAL AMOUNT:
No. FXR-___         _________           _________

                            GTE CORPORATION
                      MEDIUM-TERM NOTE, SERIES A
                             (Fixed Rate)

ORIGINAL ISSUE DATE:   INTEREST RATE:         %   STATED
MATURITY:


INTEREST PAYMENT DATE(S):                     RECORD DATE(S):
DEFAULT RATE:      %
[   ] March 1 and September 1                 [   ] February 15
and August 15
[   ] Other:           [   ] Other:


REDEMPTION COMMENCEMENT                       INITIAL REDEMPTION
ANNUAL REDEMPTION
DATE:                  PERCENTAGE:        %   PERCENTAGE
                                              REDUCTION:        %


OPTIONAL REPAYMENT                            [   ] CHECK IF AN
ORIGINAL
DATE(S):                                            ISSUE
DISCOUNT NOTE
                                                    Issue Price:
%


SPECIFIED CURRENCY:    AUTHORIZED DENOMINATION:   EXCHANGE RATE
[   ] United States dollars                   [   ] $1,000 and
integral               AGENT (if other than The
                            multiples thereof        Bank of New
York:)

[    ] Other:          [   ] Other:

ADDENDUM ATTACHED:     OTHER/ADDITIONAL PROVISIONS:
[   ] Yes
[   ] No


_______________

(1)  These paragraphs apply to global Notes only.

     GTE Corporation, a New York corporation (the "Corporation", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to
pay  to            , or registered assigns, the principal sum  of
, on the Stated Maturity specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Corporation will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that unless otherwise specified on the face hereof, if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder of this Note (the "Holder") on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/ Additional Provisions".

     Interest on this Note will accrue from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). Unless otherwise specified on the face hereof, the interest so payable and punctually paid or duly provided for on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth day (whether or not a Business Day, as defined below) of the month immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (as defined on the reverse hereof), notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

      Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee ("Corporate Trust Office") in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, 21st Floor, New York, N.Y. 10286, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Corporation may determine; provided, however, that if such payment is to be made in a Specified Currency other than United States dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Unless otherwise specified on the face hereof, payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a holder of U.S.$10,000,000 (or, if the Specified Currency specified above is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

      As used herein, "Business Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided, however, that if the Specified Currency is other than United States dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, in the case of European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market). "Principal Financial Center" means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECU, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

      The Corporation is obligated to make payments of principal, premium, if any, and interest, if any, in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, any such amounts so payable by the Corporation will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the Holder of this Note; provided, however, that the Holder of this Note may elect to receive such amounts in such Specified Currency pursuant to the provisions set forth below.

      If the Specified Currency is other than United States dollars and the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Corporation for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

      If the Specified Currency is other than United States dollars, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest, if any, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

      If the Specified Currency is other than United States dollars or a composite currency and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Corporation, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Corporation will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate; provided, however, that if such Specified Currency is replaced by a single European currency, the payment of principal of, premium, if any, or interest, if any, on this Note denominated in such currency shall be effected in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Unity. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars or a new single European currency where the required payment is in a Specified Currency other than United States dollars or such single European currency, respectively, will not constitute an Event of Default (as defined in the Indenture).

      If the Specified Currency is a composite currency and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Corporation, then the Corporation will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the
Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof. Any Payment made under such circumstances in United States dollars where the required payment is in a Specified Currency that is a composite currency will not constitute an Event of Default (as defined in the Indenture).

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

      All  determinations referred to above made by the  Exchange
Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

      Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, GTE Corporation has caused this Note to be duly executed.

                                   GTE CORPORATION



                                                              By:
________________________________
                                       Title:



                                                              By:
________________________________
                                       Title:

Dated:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities
of the series designated as
Medium-Term Notes, Series A
referred to in the within-
mentioned Indenture




THE BANK OF NEW YORK,
as Trustee




By: ____________________________
      Authorized Signatory




















P:S3:137

                           [REVERSE OF NOTE]

                            GTE CORPORATION
                           MEDIUM-TERM NOTE
                             (Fixed Rate)

      This Note is one of a duly authorized series of Securities (the "Securities") of the Corporation issued and to be issued under an Indenture, dated as of December 1, 1996, as amended, modified or supplemented from time to time (the "Indenture"), between the Corporation and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes, Series A" (the "Notes"). All terms used but not defined in this Note specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture.

      This  Note  is  issuable  only in registered  form  without coupons  in  minimum  denominations of  U.S.$1,000  and  integral
multiples   thereof   or  the  minimum  Authorized   Denomination
specified on the face hereof.

     This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity.

     This Note will be subject to redemption at the option of the Corporation on any date on or after the Redemption Commencement Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given not more than 60 nor less than 30 calendar days prior to the
Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Redemption Commencement Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment by the Corporation at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued hereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York (or at such other address of which the Corporation shall from time to time designate and notify holders of the Notes) not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of repayment of this
Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

      If this is a Global Security representing Book-Entry Notes, only the Depositary may exercise the repayment option in respect of this Note. Accordingly, if this is a Global Security representing Book-Entry Notes and the beneficial owner desires to have all or any portion of the Book-Entry Note represented by this Global Security repaid, the beneficial owner must instruct the Participant through which he owns his interest to direct the Depositary to exercise the repayment option on his behalf by delivering this Note and duly completed election form to the Trustee as aforesaid.

     If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount".

      For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such supplemental indenture without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay principal, premium, if any, and interest, if any, in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this
Note is registrable in the Security Register of the Corporation upon surrender of this Note for registration of transfer at the office or agency of the Corporation in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and interest due hereon and for all other purposes, and neither the Corporation nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Indenture and the Notes are deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

                       OPTION TO ELECT REPAYMENT

       The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to _____% of the principal amount to be repaid, together with unpaid
interest   accrued  hereon  to  the  Repayment   Date,   to   the
undersigned, at

(Please print or typewrite name and address of the undersigned)

      For this Note to be repaid, the Trustee must receive at its Corporate Trust Office in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, 21st Floor, New York, N.Y. 10286, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

      If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be in increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


Principal Amount
to be Repaid: $______
______________________________
Date: _______________                   Notice:  The signature(s)
                                        on  this Option to  Elect
                                        Repayment must correspond
                                        with   the   name(s)   as
                                        written upon the face  of
                                        this    Note   in   every
                                        particular,       without
                                        alteration or enlargement
                                        or any change whatsoever.



















P:S3:142